J.P. Morgan Partners (BHCA), L.P. / Pharmos Corporation Exhibit 99.1

(1) This Form 4 is being filed by (i) J.P. Morgan Partners (BHCA), L.P. ("JPMP BHCA"), (ii) J.P. Morgan Partners Global Investors, L.P. ("J.P.Morgan Global"),
(iii) J.P. Morgan Partners Global Investors A, L.P. (" JPMP Global A"), (iv) J.P. Morgan Partners Global Investors (Cayman), L.P. ("JPMP Cayman"), (v) J.P.
Morgan Partners Global Investors (Cayman) II, L.P. ("JPMP Cayman II"), (vi)J.P. Morgan Partners Global Investors (Selldown), L.P. ("JPMP Selldown"), (vii) J.P. Morgan Partners Global Investors (Selldown) II, L.P. ("JPMP Selldown II" and together with J.P. Morgan Global, JPMP Global A, JPMP Cayman, JPMP Cayman II, JPMP Selldown, JPMP Selldown II, the “Global Funds”) (viii) JPMP Master Fund Manager, L.P. (JPMP MFM”), the general partner of JPMP BHCA, (ix) JPMP Global Investors, L.P. (“JPMP Global”), the general partner of the Global Funds, and (x) JPMP Capital Corp. (“JPMP Capital”, and together with JPMP BHCA, the Global Funds, JPMP MFM and JPMP Global, the "Reporting Persons"), the general partner of JPMP MFM and JPMP Global. Each of JPMP Global and JPMP Capital may be deemed, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to beneficially own the shares held by the Global Funds. Each of JPMP MFM and JPMP Capital may be deemed, pursuant to Rule 13d-3 under the Exchange Act to beneficially own the shares held by the JPMP BHCA. The amount shown represents the beneficial ownership of the Issuer's Common stock held by the Reporting Persons as a group.

J.P. Morgan Partners (BHCA), L.P. / Pharmos Corporation Exhibit 99.1

Name and Address of Reporting Person(1)	Designated Reporter(1))	Date of Event Requiring Statement	Issuer Name, Ticker or Trading Symbol	Title of Non-Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Amount of Security	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
J.P. Morgan Partners (BHCA), L.P. c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 2 and Table II	D	Not Applicable
J.P. Morgan Partners Global Investors, L.P. c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 3	D	Not Applicable
J.P. Morgan Partners Global Investors (Cayman), L.P. c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 4	D	Not Applicable
J.P. Morgan Partners Global Investors A, L.P. c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 5	D	Not Applicable

J.P. Morgan Partners Global Investors (Cayman) II, L.P. c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 6	D	Not Applicable
J.P. Morgan Partners Global Investors (Selldown), L.P. c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 7	D	Not Applicable
J.P. Morgan Partners Global Investors (Selldown) II, L.P. c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 8	D	Not Applicable
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 2 and Table II	I	See Explanatory Note 1 below	No
JPMP Global Investors, L.P. c/o J.P. Morgan Partners, LLC c/o J.P. Morgan Partners, LLC 270 Park Ave. - New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Rows 3-8	I	See Explanatory Note 2 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC c/o J.P. Morgan Partners, LLC 270 Park Ave. New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	January 17, 2007	Pharmos Corporation (PARS)	Class A Common Stock	See Table I Row 1 and Table II	I	See Explanatory Note 3 below	No

Explanatory Note:

(1)
The amounts shown in Table I row 2 and Table II represent the beneficial ownership of the Issuer’s securities held by JPMP BHCA, a portion of which may be attributable to JPMP MFM because it is the sole general partner of JPMP BHCA. The actual pro rata portion of such beneficial ownership that may be attributable to JPMP MFM is not readily determinable because it is subject to several variables, including the internal rate of return and vesting interest within JPMP BHCA. JPMP MFM disclaims such beneficial ownership except to the extent of its pecuniary interest.

(2)
The amounts shown in Table I rows 3 through 8 represent the beneficial ownership of the Issuer’s securities held by the Global Funds, a portion of which may be attributable to JPMP Global because it is the sole general partner of the Global Funds. The actual pro rata portion of such beneficial ownership that may be attributable to JPMP Global is not readily determinable because it is subject to several variables, including the internal rate of return and vesting interest within the Global Funds. JPMP Global disclaims such beneficial ownership except to the extent of its pecuniary interest.

(3) The amount shown in Table I in row 1 and Table II represent the beneficial ownership of the Issuer's securities held by the Reporting Persons, a portion of which may be attributable to JPMP Capital because it is the sole general partner of JPMP MFM and JPMP Global. The actual pro rata portion of such beneficial ownership that may be attributable to JPMP Capital is not readily determinable because it is subject to several variables, including the internal rate of return and vesting interest within the JPMP BHCA and the Global Funds. JPMP Capital disclaims such beneficial ownership except to the extent of its pecuniary interest.